SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 7, 2000


                             DICTAPHONE CORPORATION
             (Exact name of Registrant as specified in its charter)


  Delaware                        33-93464                       06-0992637
(State or other                 (Commission                   (I.R.S. Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)


3191 Broadbridge Avenue, Stratford, Connecticut                   06614
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (203) 381-7000




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                                        2

Item 5. Other Events.

         On March 7, 2000, Lernout & Hauspie Speech Products, N.V., a Belgium corporation ("L&H"), Dark Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of L&H ("Merger Sub"), and Dictaphone Corporation, a Delaware corporation ("Dictaphone"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Dictaphone with and into Merger Sub (the "Merger"), with Merger Sub as the surviving corporation. As a result of the Merger, stockholders of Dictaphone will become stockholders of L&H. Pursuant to the Merger Agreement, each issued and outstanding share of common stock, par value $.01 per share, of Dictaphone ("Dictaphone Common Stock") will be converted into the right to receive
0.310352941 shares of common stock, BEF 21.54 fractional value per share, of L&H ("L&H Common Stock") for an aggregate of up to 4,743,434 shares of L&H Common Stock.

         Stonington Capital Appreciation 1994 Fund, L.P., the holder of a majority of the outstanding shares of Dictaphone Common Stock, has agreed with L&H to vote such shares in favor of the Merger.

         A copy of the press release issued by L&H on March 7, 2000 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 7.  Financial Statements and Exhibits

         (c)   Exhibits.

               99.1. Press Release issued by Lernout & Hauspie Speech Products, N.V. on March 7, 2000.


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                                  EXHIBIT INDEX
                                  -------------


Exhibit
  No.          Description
-------        -----------

99.1.          Press Release issued by Lernout & Hauspie Speech Products, N.V.
               on March 7, 2000.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DICTAPHONE CORPORATION



Date:    March 8, 2000                           /s/ DANIEL P. HART
                                         ---------------------------------------
                                         Name:   Daniel P. Hart
                                         Title:  Senior Vice President, General
                                                    Counsel and Secretary